Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-115648) of InfraSource Services, Inc. of our reports dated March 22, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10K.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
March 22, 2005